UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):February 24, 2017

FORESIGHT ENERGY LP

(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway

Suite 2600

Saint Louis, MO 63102

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 932-6160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On February 24, 2017, Foresight Energy LLC (“FELLC”) and Foresight Energy Finance Corporation(the “Co-Issuer” and together with FELLC, the “Issuers”) (both wholly owned subsidiaries of Foresight Energy LP (the “Partnership”)) issued a conditional notice of redemption to holders of their Senior Secured Second Lien PIK Notes due 2021 (the “Notes”) that the Issuers will redeem (the “Notes Equity Claw Redemption”) $54,500,000.00 of the original aggregate principal amount of their Notes (the “Subject Notes”) outstanding on, March 27, 2017, as such date may be delayed in the Issuers’ discretion until such time as the Redemption Conditions (as defined below) are satisfied (the “Notes Equity Claw Redemption Date”). The redemption price for the Subject Notes will be 110.000% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Equity Claw Redemption Date (the “Redemption Price”), in accordance with the provisions of the indenture governing the Notes. The Notes Equity Claw Redemption is conditioned on (x) an equity offering being completed to provide the Issuers with net cash proceeds sufficient to pay the aggregate Redemption Price of the Subject Notes and (y) the pricing of an offering of senior secured debt securities of the Issuers prior to the Notes Equity Claw Redemption Date (the “Redemption Conditions”).

This Current Report on Form 8-K is not an offer to buy, or a notice of redemption with respect to, the Notes or any other securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements.” The words “propose,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “outlook,” “estimate,” “potential,” “continues,” “may,” “will,” “seek,” “approximately,” “predict,” “anticipate,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate. All comments concerning the proposed Notes Equity Claw Redemption referenced herein are based on current expectations.

The successful completion of the Notes Equity Claw Redemption is subject to various conditions, including, among other things, a successful equity offering and secured notes offering and other conditions that are not within the control of the Partnership or its affiliates. There can be no assurances that the Partnership or any of its affiliates will be able to successfully negotiate or implement any of the proposed transactions expected to be entered into in connection with the Notes Equity Claw Redemption, or if they are able to do so, that such negotiation or implementation will be consistent with the terms described herein.

For additional information regarding known material factors that could cause our actual results to differ from those contained in or implied by forward-looking statements, please see the sections entitled “Risk Factors” in the Partnership’s: (i) Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016; and (ii) subsequently filed Quarterly Reports on Form 10-Q.

You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Conditional Notice of Redemption, dated February 24, 2017 for $54,500,000.00 aggregate principal amount of Senior Secured Second Lien PIK Notes due 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESIGHT ENERGY LP
By: Foresight Energy GP LLC, its general partner

By: /s/ Robert D. Moore
Robert D. Moore President and Chief Executive Officer

Date: February 24, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Conditional Notice of Redemption, dated February 24, 2017 for $54,500,000.00 aggregate principal amount of Senior Secured Second Lien PIK Notes due 2021.